FOR IMMEDIATE RELEASE

CONTACTS FOR ASCEND                      CONTACTS FOR STRATUS

MEDIA:                                   MEDIA:
Name:  Eric Warren                       Name:  Nancy Leonard (VP, Corp. Comm.)
Phone: 510/747-6683                      Phone: 508/490-6932

INVESTORS:                               INVESTORS:
Name:  Bernie Schneider (VP, Treasurer)  Name:  Moe Castonguay (CFO)
Phone: 510/747-2618                      Phone: 508/460-2646
Name:  Kristina Graziano (Investor
       Relations)
Phone: 510/747-2345

                 ASCEND TO ACQUIRE STRATUS IN $822 MILLION
                        STOCK-FOR-STOCK TRANSACTION
                       ---------------------------

        ASCEND STATES THIS COMBINATION LEAPFROGS COMPETITORS IN PROVIDING
                   NEXT GENERATION CARRIER NETWORK PRODUCTS
                        ---------------------------

                       ACCRETIVE TO EARNINGS IN 1999
                        ---------------------------

           ASCEND PLANS TO DIVEST STRATUS' NON-TELECOM BUSINESSES

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ALAMEDA, CA, and MARLBORO, MA, (AUGUST 3, 1998) - Ascend Communications,
Inc. (NASDAQ: ASND) and Stratus Computer, Inc. (NYSE: SRA) announced today that their boards of directors have approved a definitive merger agreement under which Ascend will acquire all of the outstanding shares of Stratus in a tax-free stock-for-stock exchange. Under the agreement, each share of Stratus will be exchanged for 0.75 shares of Ascend. Based on Ascend's closing price on July 31, 1998, the combination will have a transaction value of $33.35 per share, or $822 million in total. The combination will be accounted for as a purchase and is anticipated to be accretive to Ascend's earnings in 1999.

Stratus is divided into four business units: a Telecom Carrier business unit which includes the SS7 switches (the intelligent management of a telephone network), OSS software (Operations Systems Software) and fault-tolerant platform; an Enterprise Computer business unit; and two business units comprised of Financial and Enterprise Software (TCAM and S2). Ascend said these non-telecom businesses will be set up as separate subsidiaries which Ascend will divest before the end of 1998.

With the acquisition of Stratus' SS7 switches, OSS software and fault-tolerant platform, Ascend will be able to immediately offer products to network service providers and carriers which will allow for the integration of voice and data networks. This will enable network service providers to offload data and traffic from traditional voice switches, realize new revenue generating services, and reduce the operating costs for their network.

Mr. Mory Ejabat, president and chief executive officer of Ascend said, "This is a major win-win for customers and shareholders. This combination offers a new architecture for telephony networks, leapfrogging the competition by several years. Our products, combined with Stratus' SS7 switches, OSS software and fault-tolerant platform, allow network service providers cost-effective, reliable and transparent means to relieve congestion while reducing operating costs on the Public Switched Telephone Network (PSTN), facilitate the integration of voice, fax and data traffic networks through multi-service ATM switches, and provide new services to end users such as Internet Telephony (Fax and Voice over IP), utilizing remote access switches.

"The rapid growth of the Internet has increased data traffic and strained the Public Switched Telephone Network, forcing carriers to constantly expand their telecom backbones. In addition, deregulation is encouraging large service providers around the world to deploy networks that will support the integration of voice, video and data. Stratus' state-of-the-art technology enables the universe of fixed wireline carriers -- including the Baby Bells (LECs), long-distance providers (IXCs), alternative local (CLECs), alternative long-distance providers (CAPs), and Internet Service Providers (ISPs) - to respond to this rapidly changing telecommunications environment," continued Mr. Ejabat.

"In addition to the technology, new products and increased market share in this rapidly growing area, the combination strengthens our relationship with our existing partners, such as NEC and Lucent. The transaction also opens up a $10 billion new market opportunity for Ascend's products now served almost exclusively by traditional telecom equipment suppliers," concluded Mr. Ejabat.

Mr. John Gerdelman, president of networkMCI Services, said, "MCI believes that the interworking of our powerful voice and data networks will offer significant value to our customers. The integration of Stratus SS7 switches with Ascend's IP and ATM products is key to offering these new services."

Mr. Bruce Sachs, Stratus' president and chief executive officer, said, "Ascend, together with Stratus, will be able to offer carriers true intelligence for their telephony networks. We will continue to provide the same trusted service to our combined customer base and are very excited about the upside potential of this combination: we will help service providers save money, free up network bandwidth, and serve their customers better."

"This is an absolutely intelligent, very innovative approach to solving the problem of how to bridge the gap between the voice and data networks," said Frank Dzubeck, president of Communications Network Architects.

Reporting to Mr. Ejabat, who will remain president and CEO, will be Mr. Bruce Sachs who will be executive vice president and general manager, Carrier Signaling and Management Business Unit. Mr. Stephen Kiely, currently Stratus' V.P. of Platform Products, will become president of the company's Enterprise Computer business.

Over the last two years, Ascend has acquired and successfully integrated eight companies. Last year, Ascend acquired Cascade Communications Corp. -- an industry leader in broadband data communications products - which helped make Ascend a leading provider of wide area networking (WAN) solutions to carriers, Internet service providers and enterprise customers worldwide. The Cascade products and their underlying technologies now form the nucleus of Ascend's core systems group.

Mr. Ejabat said, "For the rest of 1998, we continue to see strong growth in our North American markets, both for our Access and our Core Systems products, with the effects of deregulation driving increased competition among the service providers globally. In particular, we see the CLECs remaining strong for the near-to-mid term. We also see strength in many of our international markets, though, like others, we continue to remain cautious about much of Asia Pacific, and Japan in particular. For 1999, with the acquisition of Stratus, we see significant upside potential for revenue and earnings per share in excess of $1.70 per share."

In connection with the merger, Ascend will take a one-time charge in the fourth quarter 1998. The merger charge has two components: a write-off of in-process R&D, estimated to be approximately $300 million to $350 million; and $80 million to $100 million charge to cover costs associated with the transaction.

The merger charge will include the costs associated with Stratus' previously announced restructuring to reduce employee headcount by 350 positions, downsizing Stratus' facilities costs, and the impairment of assets utilized by those employees. Ascend and Stratus expect an additional 150 positions will be eliminated as a result of the combination, which will be included in the one-time merger charge. Ascend said that, in light of its own strong internal growth rate, it will look to fill new positions, whenever possible, with any affected Stratus employees. Stratus will not take its previously announced $20 million restructuring charge in the third quarter 1998.

The completion of the transaction will be subject to normal regulatory conditions and approval of the shareholders of Stratus. The transaction is expected to close in the fourth quarter of 1998.

Salomon Smith Barney acted as financial advisor and provided a fairness opinion to Ascend. Morgan Stanley & Co. Incorporated acted as financial advisor and provided a fairness opinion to Stratus.

About Stratus
Based in Marlboro, Massachusetts, Stratus Computer, Inc. (NYSE: SRA) is the premier supplier of computer systems and services where continuous availability is a critical need. Stratus and its subsidiaries offer a broad range of continuously available computer platforms, applications software, middleware, and professional services. The company markets its systems and solutions to a range of industries in more than 60 countries. For more information, see Stratus on the Internet at http://www.stratus.com.

About Ascend Communications
Ascend Communications, Inc. develops, manufactures, and sells wide area networking solutions for telecommunications carriers, Internet service providers, and corporate customers worldwide. For more information about Ascend and its products, please visit the Ascend web site at http://www.ascend.com, or e-mail info@Ascend.com. Ascend is headquartered at One Ascend Plaza 1701 Harbor Bay Parkway Alameda, California 94502
Phone: 800/ASCEND4 Fax: 510/814-2300 E-mail: info@Ascend.com.

The foregoing statements may contain forward-looking statements that are based on current expectations and involve risks and uncertainties. Actual results could differ materially from these expectations as a result of factors including, but not limited to, the Company's success in developing, introducing or shipping new products, competition, the mix of distribution channels employed, the Company's dependence on single or limited source suppliers for certain components used in its products, risks inherent in international sales, seasonality and general economic conditions. These and other factors are discussed in Ascend's 10-K, 10-Q and other filings made periodically with the Securities and Exchange Commission.

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